UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bayview Acquisition Corp

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bayview Acquisition Corp

420 Lexington Ave Suite 2446

New York, NY 10170

Tel: (347) 627-0058

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Yuk Man Lau

Bayview Acquisition Corp

420 Lexington Ave Suite 2446

New York, NY 10170

Tel: (347) 627-0058

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 Tel: (713) 651-2600	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-275649

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Bayview Acquisition Corp (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-275649) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on November 17, 2023, and which the Commission declared effective on December 14, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of units offered by the Registrant by 1,000,000 units. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of December 2023.

BAYVIEW ACQUISITION CORP.

By:	/s/ Xin Wang
Xin Wang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xin Wang	Chief Executive Officer	December 14, 2023
Xin Wang	(Principal Executive Officer)

/s/ David Bamper	Chief Financial Officer	December 14, 2023
David Bamper	(Principal Financial and Accounting Officer)

/s/ Yuk Man Lau	Chairperson	December 14, 2023
Yuk Man Lau

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Winston & Strawn LLP
5.2	Opinion of Ogier, Cayman Islands legal counsel to the Registrant
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2	Consent of Ogier, Cayman Islands legal counsel to the Registrant (included in Exhibit 5.2).
23.3	Consent of UHY, LLP, independent registered public accounting firm.
107	Filing Fee Table.